Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

I, Robert Zysblat, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the Quarterly Report of Propalms, Inc. for the quarterly period ended April 30, 2009, fully complies with the requirements of Section 13(2) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Propalms, Inc.


June 22, 2009                          /s/ Robert Zysblat
-----------------------                -----------------------------------------
Date                                   Robert Zysblat, CFO